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                                                                  EXHIBIT 4.1(b)
                             CERTIFICATE OF CHANGE
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           MONRO MUFFLER BRAKE, INC.
              UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

     The undersigned, Lawrence C. Day and Robert W. August, being the President and the Secretary, respectively, of Monro Muffler Brake, Inc., hereby certify that:

     I. The name of the Corporation is Monro Muffler Brake, Inc. It was formed under the name Midas Service Corporation, Inc.

     II. The Certificate of Incorporation of the Corporation was filed by the Department of State on October 5, 1959.

     III. The Certificate of Incorporation of the Corporation is hereby changed to effect the change specified below, which is authorized by the Business Corporation Law:

          A. Paragraph "10." of the Certificate of Incorporation is hereby changed to show the correct address for service of process, so that said Paragraph "10." shall provide in its entirety as follows:

             "10. The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served, and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon the Secretary of State is 200 Holleder Parkway, Rochester, New York 14615."

     IV. The change to the Certificate of Incorporation effected hereby was authorized by the vote of the Board of Directors of the Corporation.

     IN WITNESS WHEREOF, we have signed this Certificate this 26th day of January, 1996 and hereby affirm the truth of the statements contained herein under penalties of perjury.

                                                   /s/ LAWRENCE C. DAY
                                          --------------------------------------
                                                     Lawrence C. Day,
                                                        President

                                                   /s/ ROBERT W. AUGUST
                                          --------------------------------------
                                                    Robert W. August,
                                                        Secretary